EXHIBIT 3.2


                           (SEAL OF STATE OF FLORIDA)

                          FLORIDA DEPARTMENT OF STATE
                                 Glenda E. Hood
                               Secretary of State

August 11, 2004

INDIGINET INC.
5000 BIRCH STREET
3000
NEW PORT BEACH, CA 92660



Re: Document Number P97000082722

The Articles of Amendment to the Articles of Incorporation of INDIGINET, INC., a Florida corporation, were filed on August 10, 2004, effective August 16, 2004.

This document was electronically received and filed under FAX audit number H04000163975.

Should you have any questions  regarding  this matter,  please  telephone
(850) 245-6050, the Amendment Filing Section.

Darlene Connell
Document Specialist
Division of Corporations                            Letter Number:  104A00049661

                                H040001639753

                              Articles of Amendment
                                       To
                            Articles of Incorporation
                                       Of

                                 INDIGINET, INC.
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    (Name of corporation as currently filed with the Florida Dept. of State)


                                  P97000082722
     ----------------------------------------------------------------------
                   (Document number of corporation (If known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this FLORIDA PROFIT CORPORATION adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (IF CHANGING):
---------------------------------

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(Must contain the word "corporation", "company", or "incorporated" or the abbreviation "Corp.,", or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENDS ADOPTED - (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added, or deleted:(BE SPECIFIC)

Article IV, as previously amended, is hereby further amended by adding the
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following as paragraph 4.3:  On August 18, 2004 (the "Effective Date"), the
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issued shares of common stock, no par value per share.  ("Old Common Stock"),
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outstanding or held as treasury shares as of the close of business on the
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Effective Date, shall automatically without any action on the part of the
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holders of the Old Common Stock be reverse split (the "Split") on a one-for-two
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hundred fifty basis so that two hundred fifty (250) shares of Old Common Stock
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shall be converted into and reconstituted as one (1) share of Common Stock,
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no par value per share. ("New Common Stock").  Any fractional shares resulting
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will be exchanged for cash at the closing price per share on August 16, 2004.
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Each holder of a certificate or cretificates which immediately prior to the
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Effective Date represented (CONTINUATION ATTACHED
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                     (Attach additional pages if necessary)

If an amendment proides for exchange, reclassification, or cancellation of issued shares, provisoins for implementing the amendment if not contained in the amendment itself (if not applicable, indicate N/A)

                                      N/A
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                                  (Continued)

                                 H040001639753

The date of each amendment(s) adoption:  August 4, 2004
                                        ----------------------

Effective date if applicable:  August 16, 2004
                               ------------------------
                               (no more than 90 days after amendment file date)

Adoption of Amendment(s)   (CHECK ONE)

        [x] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

        [ ] The amendment(s) was/were approved by the shareholders through voting groups. THE FOLLOWING STATEMENT MUST BE SEPARATELY PROVIDED FOR EACH VOTING GROUP ENTITLED TO VOTE SEPARATELY ON THE AMENDMENT(S):

                "The number of votes cash for the amendment(s) was/were sufficient for approal by

                -------------------------------------------."
                        (voting group)

        [ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

        [ ] The amendment(s) was/were adopted by the incorporators without action and shareholder action was not required.

Signed this 9th    day of August     ,  2004.
            ------       ------------- -----

                        Signature  /s/ Mark Ellis
                                 ---------------------------------------------
                                (By a director, president, or other officer -
                                if directorrs or officers have not been
                                selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

                                        MARK ELLIS
                                -----------------------------------------------
                                    (Typed or printed name of person signing)

                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                ------------------------------------------------
                                          (Title of person signing)



                                FILING FEE: $35

                                  H040001639753



                                INDIGINET, INC.
                     CONTINUATION FOR ARTICLES OF AMENDMENT

       shares of Old Common Stock (the "Old Certificates") shall, from and after the Effective Date, be entitled to receive a certificate or certificates (the "New Certificates") representing the shares of New Common Stock iinto which the shares of Old Common Stock formerly represented by such Old Certificates are reclassified under thet terms hereof. Until surrender, each Old Certificate will continue to be value and represent New Common Stock equal to one-two hundred fiftieth the number of shars of Old Common Stock excluding any fractional shares. The shares of Old Common stock are hereby changed into shares of New Common Stock t the rate of one-for-two hundred fifty.